SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

                     OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): June 15, 1999

                        MORGAN STANLEY DEAN WITTER & CO.
             (Exact Name of Registrant as Specified in its Charter)


        DELAWARE                   1-11758                   36-3145972
    (State or Other       (Commission File Number)         (IRS Employer
    Jurisdiction or                                     Identification No.)
     Incorporation)

1585 BROADWAY, NEW YORK, NEW YORK                                10036
(Address of Principal Executive Offices)                       (Zip Code)

Registrant's telephone number, including area code:    (212) 761-4000



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ITEM 5.     OTHER EVENTS.

            Morgan Stanley Dean Witter & Co., a Delaware corporation (the "Company"), entered into the Second Amendment (the "Second Amendment") dated as of June 15, 1999, to its Rights Agreement, dated as of April 25, 1995 (the "Rights Agreement"), with Chase Manhattan Bank, as Rights Agent. This Second Amendment deleted the provision that redemption of the rights following a change in the majority of the Company's Board of Directors required the concurrence of a majority of those directors (i) who were members of the Company's Board of Directors before the adoption of the Rights Agreement (or directors who were nominated or approved by such persons) and (ii) who are not affiliated with, or representatives of, a holder of 15% or more of the common stock, par value $0.01 per share, of the Company.

            The description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the Second Amendment which is incorporated by reference herein.



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ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

             (c) Exhibits. The following exhibits are filed as part of this report:

             4.1 Second Amendment, dated as of June 15, 1999, to the Rights Agreement dated as of April 25, 1995, between Morgan Stanley Dean Witter & Co. (formerly Dean Witter, Discover & Co.) and Chase Manhattan Bank (formerly Chemical Bank), as rights agent (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form 8A/A filed by the Company with the Securities and Exchange Commission on June 29, 1999).








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                                 SIGNATURE

            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated:  June 29, 1999

                                    MORGAN STANLEY DEAN WITTER & CO.

                                    By: /s/ William J. O'Shaughnessy, Jr.
                                      Name: William J. O'Shaughnessy, Jr.
                                     Title: Assistant Secretary














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                                  EXHIBIT LIST


Exhibit No.          Description
-----------          -----------

4.1                  Second Amendment, dated as of June 15, 1999, to the
                     Rights Agreement dated as of April 25, 1995, between Morgan Stanley Dean Witter & Co. (formerly Dean Witter, Discover & Co.) and Chase Manhattan Bank (formerly Chemical Bank), as rights agent (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form 8A/A filed by the Company with the Securities and Exchange Commission on June 29, 1999).





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